UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 02, 2021

Live Ventures Incorporated

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, Nevada		89119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 702 997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 2, 2021, the U.S. Securities and Exchange Commission (“SEC”) filed a civil complaint (the “Complaint”) in the United States District Court for the District of Nevada naming Live Ventures Incorporated (the “Company”) and two of its executive officers as defendants (collectively, the "Defendants").

The Complaint alleges various financial, disclosure, and reporting violations related to income and earnings per share, purported undisclosed stock promotion and trading, and undisclosed executive compensation from 2016 through 2018.  The violations are brought under Section 10(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5; Sections 13(a), 13(b)(2)(B) and 13(b)(5) of the Exchange Act and Rules 12b-20, 13a-1, 13a-14, 13a-13, Rule 13b2-1, 13b2-2; Section 14(a) of the Exchange Act and Rule 14a-3; and Section 17(a) of the Securities Act of 1933.  The SEC seeks permanent injunctions against the Defendants, officer-and-director bars, disgorgement of profits, and civil penalties.  The foregoing is only a general summary of the Complaint, which may be accessed on the SEC’s website at https://www.sec.gov/litigation/litreleases.htm.

The Company strongly disputes and denies the allegations and intends to vigorously defend against the claims.

On August 4, 2021, the Company issued a press release in response to the Complaint. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)        Exhibits.

Exhibit	Description
99.1	Press Release, dated August 4, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By:	/s/ Jon Isaac
Name: Jon Isaac
Title: President and Chief Executive Officer

Dated: August 6, 2021